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                                                                   Exhibit 99.5

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                               APPLE SUITES, INC.

                               Cash Election Form
                              (for Record Holders)

                             Dated December 20, 2002

  To Elect to Receive Cash for Apple Suites, Inc. Common Shares in the Merger.
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WACHOVIA BANK, N.A., THE EXCHANGE AGENT, MUST RECEIVE THIS CASH ELECTION FORM,
PROPERLY COMPLETED AND SIGNED, NO LATER THAN 5:00 P.M., EASTERN TIME, ON JANUARY 29, 2003 (THE "ELECTION CUTOFF DATE"), IN ORDER FOR YOU TO ELECT TO RECEIVE CASH CONSIDERATION IN THE MERGER.

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         This Cash Election Form is being delivered to you in connection with the Agreement and Plan of Merger dated as of October 24, 2002, as amended (the "Agreement"), among Apple Hospitality Two, Inc. ("Hospitality"), Apple Suites, Inc. ("Suites") and Hospitality Acquisition Company. Enclosed with this Cash Election Form is a joint proxy statement/prospectus dated December 20, 2002 that provides information about the proposed merger transaction contemplated by the Agreement, in which Suites will become a subsidiary of Hospitality. If the merger is completed, holders of Suites common shares will receive either:

     o a Hospitality unit, consisting of one Hospitality common share and one Hospitality Series A preferred share, for each Suites common share; or

     o if elected by a Suites common shareholder, $10.00 in cash per Suites common share, subject to a $25 million limit on the cash to be paid in the merger.

If a holder of Suites common shares elects to receive cash for his or her Suites common shares, and more Suites shareholders elect to receive cash than the maximum amount of cash available for payment, such shareholder will receive a combination of cash and Hospitality units for his or her Suites common shares, based on a pro rata distribution of the cash available for payment in the merger. For purposes of calculating the pro rata distribution, fractional Suites common shares will be rounded to the nearest whole share. Hospitality, at its sole discretion, prior to the effective time of the merger, may determine to increase the maximum amount of cash consideration to be paid in the merger to an amount not to exceed $30 million.

         This material is being forwarded to you as the record holder of Suites common shares. The purpose of this Cash Election Form is to allow you to elect to receive the cash consideration provided in the merger for the Suites common shares that you hold of record. If you wish to only receive Hospitality units in the merger for the Suites common shares that you hold of record, you do not need to complete this Cash Election Form.

         An election for the Suites common shares that you hold of record may only be made by you as

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the record holder. Accordingly, we request instructions as to whether you wish to elect to receive the cash consideration in the merger in exchange for the Suites common shares you hold of record.

         A holder of Suites common shares that would like to receive the cash consideration in the merger must elect to receive the cash consideration for all of the Suites common shares that he or she holds beneficially in an account. If a holder has more than one account, however, that holder may make different elections for each of his or her accounts. You are only permitted to elect to receive the cash consideration for a portion of the Suites common shares that you hold of record if: (i) you hold Suites common shares on account for more than one beneficial owner; and (ii) separate beneficial owners for whom you hold Suites common shares have instructed you to exchange their entire position for the cash consideration and Hospitality units, respectively.

         Your election is subject to all of the terms and conditions set forth in the Agreement and the joint proxy statement/prospectus. You should pay particular attention to the pro-ration provisions described in the Agreement and the joint proxy statement/prospectus. The total amount of cash that can be paid to Suites common shareholders is fixed at $25 million, unless Hospitality, at its sole discretion prior to the effective time of the merger, determines to increase the maximum amount of cash consideration to be paid in the merger to an amount not to exceed $30 million. The form of consideration that a holder ultimately receives will depend upon his or her election and the election of the other Suites common shareholders. Regardless of whether a holder elects to receive the cash consideration, the holder may receive some consideration in Hospitality units.

         The merger is subject to certain conditions set forth in the joint proxy statement/prospectus in the section captioned "THE MERGER AGREEMENT - Conditions to Consummate the Merger."

         If you wish to exchange common shares for the cash consideration in the merger, please so elect by completing, executing and returning to the Exchange Agent this Cash Election Form. A reply envelope is enclosed. Your Cash Election Form should be sent to the Exchange Agent as promptly as possible, but the Exchange Agent must receive your Cash Election Form no later than the Election Cutoff Date, 5:00 p.m., Eastern Time, on January 29, 2003. We will not permit holders of Suites common shares to elect to receive the cash consideration after the Election Cutoff Date, and Suites common shareholders that do not return a Cash Election Form, properly completed, prior to the Election Cutoff Date, will receive only Hospitality units for their Suites common shares.

         You may withdraw or change your cash election by submitting a revised Cash Election Form, however, the Exchange Agent must receive your revised Cash Election Form prior to the Election Cutoff Date.

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                               CASH ELECTION FORM

         The undersigned acknowledge(s) receipt of our letter and the enclosed material referred to therein relating to the proposed merger of Apple Suites, Inc. with and into Hospitality Acquisition Company, a subsidiary of Apple Hospitality Two, Inc. This will elect to exchange the Suites common shares indicated below, held by you of record, upon and subject to the terms and conditions set forth in the joint proxy statement/prospectus, for the cash consideration offered in the merger.

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Item 1. Name(s), address(es), telephone number(s) and tax identification number(s) (if an entity) of registered holders(s) of Suites common shares. (Please fill in blanks)

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         Phone number: (   ) ----------------
         Tax ID (if an entity) --------------

Item 2.  Election to receive the cash consideration.

---------         Number of Suites common shares you wish to elect to receive
                  $10.00 in cash per Suites common share, subject to the limit on the cash to be paid in the merger.(1)
(Number)

(1) The undersigned understands that if a holder of Suites common shares wishes to exchange his or her Suites common shares for the cash consideration in the merger, such holder must exchange all of his or her Suites common shares held beneficially in an account for the cash consideration in the merger.

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                                PLEASE SIGN HERE

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      (Date)                               (Name(s); Please Print)

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                                      (Signature)

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                                      (Title or Capacity - If held by an entity)

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                                      (Signature if held jointly)

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                                      (Title or Capacity - If held by an entity)

THIS COMPLETED CASH ELECTION FORM MUST BE RECEIVED BY WACHOVIA BANK, N.A., THE EXCHANGE AGENT, BEFORE 5:00 P.M., EASTERN TIME, ON JANUARY 29, 2003, THE ELECTION CUTOFF DATE. A REPLY ENVELOPE IS ENCLOSED, OR FAX THIS CASH ELECTION FORM TO THE EXCHANGE AGENT AT 704-590-7599. IF YOU HAVE ANY QUESTIONS, CALL THE EXCHANGE AGENT AT 704-590-7385.


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